TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP








                ATLANTA o HONG KONG o LONDON o NORFOLK o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
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                                 March 22, 2002



Mississippi Power Company
2992 West Beach
Gulfport, Mississippi  39501

         Re: Mississippi Power Capital Trust II Trust Originated Preferred Securities


Ladies and Gentlemen:

         We are acting as counsel to Mississippi Power Company in connection with the issuance by Mississippi Power Capital Trust II (the "Trust") of 1,400,000 7.20% Trust Originated Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of Mississippi Power Company, the Trust and Mississippi Power Capital Trust III on Form S-3 (Registration Nos. 333-45069, 45069-01 and 45069-02) filed with the Securities and Exchange Commission (the "Commission") on January 28, 1998, and declared effective by the Commission on February 9, 1998 (the "Registration Statement"), (ii) the prospectus dated February 9, 1998 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated March 15, 2002 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                          Very truly yours,